SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 17, 2005

ELECTRONICS BOUTIQUE HOLDINGS CORP.

(Exact Name of registrant as specified in charter)

Delaware	000-24603	51-0379406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

931 South Matlack Street, West Chester, PA		19382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 430-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         Entry into a Material Definitive Agreement.

On April 17, 2005, Electronics Boutique Holdings Corp. (the “Company”) entered into an Agreement and Plan of Merger by and among GameStop Corp. (“GameStop”), GameStop, Inc., GSC Holdings Corp., Cowboy Subsidiary LLC, Eagle Subsidiary LLC and the Company (the “Merger Agreement”) pursuant to which the Company and GameStop will be merged (the “Mergers”) into subsidiaries of a newly-formed holding company, the Company and GameStop will become wholly-owned subsidiaries of the newly-formed holding company and the holding company will be renamed GameStop Corp. following the Mergers.  Pursuant to the Mergers, the current Class A stockholders of GameStop will receive one share of Class A common stock in the new holding company for each share of GameStop Class A common stock owned and the current Class B stockholders of GameStop will receive one share of Class B common stock in the new holding company for each share of GameStop Class B common stock owned.  The stockholders of the Company will receive $38.15 in cash and .78795 shares of Class A common stock in the new holding company for each share of Company common stock owned (the “Company Merger Consideration”).  Based on the closing price of GameStop’s Class A common stock on April 15, 2005, stockholders of the Company would receive consideration with a value of approximately $55.18 per share.  The closing price of the Company’s common stock on April 15, 2005 was $41.12.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The descriptions of the Merger Agreement and the Mergers are qualified in their entirety by reference to the full text of the Merger Agreement.

The exchange of GameStop Class A common stock, GameStop Class B common stock and common stock of the Company for common stock in the new holding company is intended to qualify as a tax free transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, for Federal income tax purposes.

All outstanding GameStop stock options (whether vested or unvested) shall be assumed by the new holding company.  Each such option previously exercisable for GameStop Class A common stock will then become exercisable for Class A common stock of the new holding company.  All outstanding Company stock options will become vested and will be entitled to receive cash in an amount equal to the Company Merger Consideration minus the applicable exercise price and tax withholding.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement and such representations and warranties should not be relied on by any other person.  In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement, (ii) will not survive consummation of the Mergers and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except if willfully false as of the date of the Merger Agreement, (iii) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement.  The disclosure schedules referred to above contain information (including information that has been included in the Company's prior public disclosures, as well as potential non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by the accompanying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

The Merger Agreement contains certain termination rights for both the Company and GameStop, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company and GameStop, as the case may be, may be obligated to pay a termination fee of $40,000,000 to the other.

In connection with the execution of Mergers, concurrently with the execution and delivery of the Merger Agreement and as a condition to GameStop’s willingness to enter into the Merger Agreement, EB Nevada Inc. and James J. Kim, the Chairman of the Board of the Company (collectively, the “Kim Group”), entered into a Voting Agreement and Irrevocable Proxy (the “Voting Agreement”) with the Company and GameStop pursuant to which the Kim Group has agreed to vote all shares of the Company’s common stock beneficially owned by the Kim Group in favor of the adoption of the Merger Agreement and not to sell or otherwise transfer any shares of the Company’s common stock prior to the termination of the Voting Agreement other than in accordance with the terms of the Voting Agreement.  In addition, the Kim Group has agreed to vote against any proposal (i) in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Company Merger (as defined in the Merger Agreement) or any transaction contemplated by the Merger Agreement, (ii) any Company Takeover Proposal (as defined in the Merger Agreement), (iii) any change in the management or board of directors of the Company (other than as contemplated by the Merger Agreement) and (iv) any action or agreement that would result in a breach of any representation, warranty, covenant or agreement or any other obligation of the Company under the Merger Agreement or of the Kim Group under the Voting Agreement.  The Voting Agreement will terminate after the earlier of (a) the termination of the Merger Agreement in accordance with its terms or (b) the day following the Effective Time (as defined in the Merger Agreement).  The Kim Group owns approximately 47% of the outstanding shares of the Company’s common stock.  A copy of the Voting Agreement is attached hereto as Exhibit 9.1 and is incorporated herein by reference.  The description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

In connection with the consummation of the Mergers and as a condition to entering into the Voting Agreement, the new holding company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Kim Group pursuant to which the new holding company will be obligated to register the shares of Class A common stock of the new holding company held by the Kim Group.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Consummation of the Mergers is subject to various customary conditions, including the approval by the stockholders of each of GameStop and the Company and the receipt of the required regulatory approvals.

The April 18, 2005 joint press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1

ITEM 9.01                                         Financial Statements and Exhibits.

c)                                      Exhibits

The following exhibits are filed in accordance with Item 601 of Regulation S-K:

2.1                                 Agreement and Plan of Merger, dated as of April 17, 2005, by and among GameStop Corp., GameStop, Inc., GSC Holdings Corp., Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique Holdings Corp.

9.1                                 Voting Agreement and Irrevocable Proxy, dated as of April 17, 2005, by and among EB Nevada Inc., James J. Kim, GameStop Corp. and Electronics Boutique Holdings Corp.

10.1                           Form of Registration Rights Agreement by and among EB Nevada, Inc., James J. Kim and GSC Holdings Corp.

99.1                           Joint Press Release of the Company and GameStop, dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics Boutique Holdings Corp.

		By:	/s/ James A. Smith
Name: James A. Smith
			Title:	Senior Vice President and Chief Financial Officer

Date:	April 18, 2005

EXHIBIT INDEX

2.1                                 Agreement and Plan of Merger, dated as of April 17, 2005, by and among GameStop Corp., GameStop, Inc., GSC Holdings Corp., Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique Holdings Corp.

9.1                                 Voting Agreement and Irrevocable Proxy, dated as of April 17, 2005, by and among EB Nevada Inc., James J. Kim, GameStop Corp. and Electronics Boutique Holdings Corp.

10.1                           Form of Registration Rights Agreement by and among EB Nevada, Inc., James J. Kim and GSC Holdings Corp.

99.1                           Joint Press Release of the Company and GameStop dated April 18, 2005.